                                                                       EXHIBIT 5
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                               September 19, 1997


IDEXX Laboratories, Inc.
One IDEXX Drive
Westbrook, Maine  04092

          Re: Registration Statement on Form S-3 relating to 5,894 shares of the common stock, $.10 par value, of IDEXX LABORATORIES, INC. (THE "REGISTRATION STATEMENT")
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Ladies and Gentlemen:

     I am General Counsel to IDEXX Laboratories, Inc., a Delaware corporation (the "Company"). In such capacity, I have assisted in the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to the re-sale of 5,894 shares of common stock, par value $.10 per share (the "Shares"), of the Company, by a Stockholder of the Company.

     I have examined the Restated Certificate of Incorporation of the Company, as amended, the Amended and Restated By-Laws of the Company, as amended, and originals, or copies certified to my satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as I have deemed material for purposes of this opinion.

     In my examination of the foregoing documents, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based on the foregoing, I am of the opinion that the Company has duly authorized for issuance the shares covered by the Registration Statement, and that the shares are legally issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

                                Very truly yours,

                               /s/ Richard B. Thorp
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                               Richard B. Thorp
                               General Counsel